Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Brad Shepherd, Director, Investor Relations
(617) 796-8245

Five Star Senior Living Inc. Announces Second Quarter 2017 Results

Newton, MA (August 2, 2017).  Five Star Senior Living Inc. (Nasdaq: FVE) today announced its financial results for the quarter ended June 30, 2017.

Financial Results for the quarter ended June 30, 2017:

•
Senior living revenue of $279.0 million for the second quarter of 2017 was approximately unchanged compared to the same period in 2016, primarily as a result of an increase in average monthly rates to residents who pay privately for services and an increase in the number of leased communities, offset by a decrease in occupancy and a $1.0 million reversal in revenue reserves during the 2016 period as a result of the final settlement amount of the previously disclosed Medicare compliance assessment at one of our SNFs, or the Compliance Assessment, being less than the previously estimated amount. Management fee revenue for the second quarter of 2017 increased 26.3% to $3.6 million from $2.8 million for the same period in 2016. The increase in management fee revenue was primarily due to an increase in the number of managed communities compared to the same period in 2016 and the previously disclosed modifications to the calculations of management fees under Five Star's management arrangements that became effective on July 1, 2016.

▪
Net loss for the second quarter of 2017 was $6.5 million, or $0.13 per diluted share, compared to net loss of $7.7 million, or $0.16 per diluted share, for the same period in 2016. Net loss for the second quarter of 2017 included a benefit for income taxes of $1.4 million, or $0.03 per diluted share, resulting primarily from monetizing alternative minimum tax credits in the second quarter of 2017. Net loss for the same period in 2016 included a $1.5 million, or $0.03 per diluted share, reversal in revenue reserves and accrued liability for estimated penalties related to the Compliance Assessment and a provision for income taxes of $3.5 million, or $0.07 per diluted share, resulting primarily from the previously disclosed sale and leaseback transaction in June 2016.

▪
Earnings from continuing operations before interest, taxes, depreciation and amortization, or EBITDA, for the second quarter of 2017 was $2.8 million compared to $6.7 million for the same period in 2016. EBITDA, excluding certain items noted in the supplemental information provided below, or Adjusted EBITDA, was $3.0 million and $5.9 million for the second quarters of 2017 and 2016, respectively. A reconciliation of loss from continuing operations determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA and Adjusted EBITDA for the second quarters of 2017 and 2016 appears later in this press release.

Operating Results for the quarter ended June 30, 2017 (continuing operations):

▪	Occupancy at owned and leased senior living communities for the second quarter of 2017 was 83.1% compared to 84.3% for the same period in 2016.

▪	The average monthly rate at owned and leased senior living communities for the second quarter of 2017 increased 1.2% to $4,715 from $4,657 for the same period in 2016.

▪
The percentage of revenue derived from residents’ private resources at owned and leased senior living communities for the second quarter of 2017 was 77.7% compared to 78.5% for the same period in 2016.

Financial Results for the six months ended June 30, 2017:

▪
Senior living revenue for the six months ended June 30, 2017 increased 0.1% to $559.4 million from $559.1 million for the same period in 2016.  The increase in senior living revenue is primarily a result of an increase in average monthly rates to residents who pay privately for services and an increase in the number of leased communities, offset by a decrease in occupancy and a $1.0 million reversal in revenue reserves during the 2016 period as a result of the final settlement amount of the Compliance Assessment being less than the previously estimated amount. Revenues from ancillary services, such as rehabilitation and wellness services, also contributed approximately $1.0 million of additional senior living revenue for the six months ended June 30, 2017 compared to the same period in 2016. Management fee revenue for the six months ended June 30, 2017 increased 26.7% to $7.1 million from $5.6 million for the same period in 2016. The increase in management fee revenue was primarily due to an increase in the number of managed communities compared to the same period in 2016 and the modifications to the calculations of management fees under Five Star's management arrangements that became effective on July 1, 2016.

▪
Net loss for the six months ended June 30, 2017 was $13.3 million, or $0.27 per diluted share, compared to net loss of $10.3 million, or $0.21 per diluted share, for the same period in 2016. Net loss for the six months ended June 30, 2017 included a benefit for income taxes of $1.3 million, or $0.03 per diluted share, resulting primarily from monetizing alternative minimum tax credits in the second quarter of 2017. Net loss for the same period in 2016 included a $1.5 million, or $0.03 per diluted share, reversal in revenue reserves and accrued liability for estimated penalties related to the Compliance Assessment and a provision for income taxes of $3.8 million, or $0.08 per diluted share, resulting primarily from the June 2016 sale and leaseback transaction.

▪
EBITDA for the six months ended June 30, 2017 was $6.4 million compared to $15.5 million for the same period in 2016. Adjusted EBITDA was $6.8 million and $15.1 million for the six months ended June 30, 2017 and 2016, respectively. A reconciliation of loss from continuing operations determined in accordance with GAAP to EBITDA and Adjusted EBITDA for the six months ended June 30, 2017 and 2016 appears later in this press release.

Other:

On July 19, 2017, Five Star announced the expansion of its rehabilitation and wellness services to senior living communities outside of its current operations. Along with this expansion initiative, Five Star’s Rehab & Wellness division rebranded itself as Ageility Physical Therapy Solutions.

Conference Call:

On August 2, 2017, at 10:00 a.m. Eastern Time, Five Star will host a conference call to discuss its second quarter 2017 results. Following management’s presentation, there will be a question and answer period.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, August 9, 2017. To hear the replay, dial (412) 317-0088. The replay pass code is 10110425.

A live audio webcast of the conference call will also be available in a listen only mode on Five Star’s website, which is located at www.fivestarseniorliving.com. Participants wanting to access the webcast should visit Five Star’s website about five minutes before the call. The archived webcast will be available for replay on Five Star’s website for about one week after the call. The transcription, recording and retransmission in any way of Five Star’s second quarter 2017 conference call are strictly prohibited without the prior written consent of Five Star. Five Star’s website is not incorporated as part of this press release.

About Five Star Senior Living Inc.:

Five Star Senior Living Inc. is a senior living and healthcare services company. As of June 30, 2017, Five Star operated 283 senior living communities with 31,820 living units located in 32 states, including 215 communities (23,014 living units) that it owned or leased and 68 communities (8,806 living units) that it managed. These communities include independent living, assisted living, continuing care retirement communities and skilled nursing communities. Five Star is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER FIVE STAR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, FIVE STAR IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON FIVE STAR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
THIS PRESS RELEASE INCLUDES STATEMENTS REGARDING INCREASES IN SENIOR LIVING REVENUE, MANAGEMENT FEE REVENUE AND AVERAGE MONTHLY RATES. THERE CAN BE NO ASSURANCE THAT FIVE STAR WILL BE ABLE TO CONTINUE TO INCREASE ALL OR ANY OF SUCH MEASURES; IN FACT, FIVE STAR MAY EXPERIENCE DECLINES IN THESE MEASURES. AS A RESULT, FIVE STAR'S FINANCIAL RESULTS MAY NOT IMPROVE AND COULD DECLINE.

THE INFORMATION CONTAINED IN FIVE STAR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN FIVE STAR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE FIVE STAR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS. FIVE STAR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, FIVE STAR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Senior living revenue	$278,967	$279,023	$559,421	$559,113
Management fee revenue	3,554	2,815	7,117	5,619
Reimbursed costs incurred on behalf of managed communities	67,504	61,095	134,176	122,413
Total revenues	350,025	342,933	700,714	687,145
Operating expenses:
Senior living wages and benefits	134,704	135,892	271,039	271,696
Other senior living operating expenses	74,594	71,934	147,881	141,675
Costs incurred on behalf of managed communities	67,504	61,095	134,176	122,413
Rent expense	51,514	50,117	102,745	100,212
General and administrative expenses	19,345	17,573	38,882	35,676
Depreciation and amortization expense	9,801	9,850	19,287	19,449
Long lived asset impairment	176	—	386	306
Total operating expenses	357,638	346,461	714,396	691,427

Operating loss	(7,613)	(3,528)	(13,682)	(4,282)

Interest, dividend and other income	208	264	392	529
Interest and other expense	(1,083)	(1,511)	(2,061)	(3,012)
Gain on sale of available for sale securities reclassified from accumulated other comprehensive income, net of tax	242	344	281	235

Loss from continuing operations before income taxes and equity in earnings of an investee	(8,246)	(4,431)	(15,070)	(6,530)
Benefit (provision) for income taxes	1,366	(3,486)	1,275	(3,775)
Equity in earnings of an investee, net of tax	374	17	502	94
Loss from continuing operations	(6,506)	(7,900)	(13,293)	(10,211)
Income (loss) from discontinued operations	—	234	—	(78)

Net loss	$(6,506)	$(7,666)	$(13,293)	$(10,289)

Weighted average shares outstanding—basic and diluted	49,192	48,813	49,177	48,802

Basic and diluted loss per share from:
Continuing operations	$(0.13)	$(0.16)	$(0.27)	$(0.21)
Discontinued operations	—	—	—	—
Net loss per share—basic and diluted	$(0.13)	$(0.16)	$(0.27)	$(0.21)

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$7,200	$16,608
Accounts receivable, net of allowance	39,249	38,324
Due from related persons	10,663	17,010
Investments in available for sale securities	25,045	24,081
Restricted cash	19,804	15,059
Prepaid expenses and other current assets	16,665	18,305
Total current assets	118,626	129,387

Property and equipment, net	351,348	351,929
Restricted cash	1,276	1,909
Restricted investments in available for sale securities	12,648	16,589
Equity investment of an investee and other long term assets	12,199	9,920
Total assets	$496,097	$509,734

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facility	$—	$—
Other current liabilities	195,740	172,993
Total current liabilities	195,740	172,993

Mortgage notes payable	44,609	58,494
Deferred gain on sale and leaseback transaction	69,391	72,695
Other long term liabilities	34,568	41,286
Shareholders’ equity	151,789	164,266
Total liabilities and shareholders’ equity	$496,097	$509,734

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(13,293)	$(10,289)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization expense	19,287	19,449
Loss from discontinued operations	—	78
Gain on sale of available for sale securities reclassified from accumulated other comprehensive income, net of tax	(281)	(235)
Loss on disposal of property and equipment	113	37
Long lived asset impairment	386	306
Equity in earnings of an investee, net of tax	(502)	(94)
Stock based compensation	558	542
Provision for losses on receivables	2,418	1,899
Amortization of deferred gain on sale and leaseback transaction	(3,304)	—
Other noncash expense (income) adjustments, net	265	(316)
Changes in assets and liabilities:
Accounts receivable	(3,343)	(979)
Prepaid expenses and other assets	559	76
Accounts payable and accrued expenses	(1,299)	(16,809)
Accrued compensation and benefits	3,680	10,001
Due from (to) related persons, net	6,938	(198)
Other current and long term liabilities	(609)	(6,406)
Cash provided by (used in) operating activities	11,573	(2,938)

Cash flows from investing activities:
Increase in restricted cash and investment accounts, net	(4,112)	(7,263)
Acquisition of property and equipment	(38,012)	(26,981)
Purchases of available for sale securities	(9,389)	(4,987)
Proceeds from sale of improvements made to leased communities	19,308	11,710
Proceeds from sale and leaseback transaction	—	112,350
Proceeds from sale of available for sale securities	12,791	8,685
Cash (used in) provided by investing activities	(19,414)	93,514

Cash flows from financing activities:
Proceeds from borrowings on revolving credit facility	35,000	25,000
Repayments of borrowings on revolving credit facility	(35,000)	(65,000)
Repayments of mortgage notes payable	(672)	(621)
Payment of deferred financing fees	(1,898)	(300)
Cash used in financing activities	(2,570)	(40,921)

Cash flows from discontinued operations:
Net cash provided by (used in) operating activities	1,003	(12)
Net cash used in investing activities	—	(9)
Net cash flows provided by (used in) discontinued operations	1,003	(21)

Change in cash and cash equivalents	(9,408)	49,634
Cash and cash equivalents at beginning of period	16,608	14,672
Cash and cash equivalents at end of period	$7,200	$64,306

Supplemental cash flow information:
Cash paid for interest	$1,914	$2,952
Cash paid for income taxes, net	$198	$932

Supplemental Information

FIVE STAR SENIOR LIVING INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with U.S. generally accepted accounting principles, or GAAP. Five Star considers these Non-GAAP financial measures to be meaningful supplemental disclosures because it believes that the presentation of these Non-GAAP financial measures may help investors to gain a better understanding of changes in Five Star’s operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These Non-GAAP financial measures also may help investors who wish to make comparisons between Five Star and other companies on both a GAAP and a non-GAAP basis.

The Non-GAAP financial measures presented are used by management to evaluate Five Star’s financial performance and for comparing Five Star’s performance over time and to the performance of its competitors. This supplemental information should not be considered as an alternative to income (loss) from continuing operations or net income (loss), as an indicator of Five Star’s operating performance or as a measure of Five Star’s liquidity. Non-GAAP financial measures as presented by Five Star may not be comparable to amounts calculated by other companies

Five Star believes that income (loss) from continuing operations is the most directly comparable financial measure determined according to GAAP to Five Star’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these Non-GAAP financial measures to loss from continuing operations for the three and six months ended June 30, 2017 and 2016.

	For the three months ended June 30,			For the six months ended June 30,
	2017	2016		2017	2016
Loss from continuing operations	$(6,506)	$(7,900)		$(13,293)	$(10,211)
Add: interest and other expense	1,083	1,511		2,061	3,012
Add: (benefit) provision for income taxes	(1,366)	3,486		(1,275)	3,775
Add: depreciation and amortization expense	9,801	9,850		19,287	19,449
Less: interest, dividend and other income	(208)	(264)		(392)	(529)
EBITDA	2,804	6,683		6,388	15,496
Add: long lived asset impairment	176	—		386	306
Less: costs related to the Compliance Assessment	—	(1,498)	(1)	—	(1,498)	(1)
Add: transaction costs	—	750	(2)	—	750	(2)
Adjusted EBITDA	$2,980	$5,935		$6,774	$15,054

(1)	Includes a $1.5 million reversal in revenue reserves and accrued liability for estimated penalties related to the Compliance Assessment.

(2)	Represents transaction costs incurred in connection with the June 2016 sale and leaseback transaction.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
SENIOR LIVING COMMUNITY FINANCIAL DATA(1)
(in thousands)
(unaudited)

	Three months ended June 30, (2)		Six months ended June 30, (2)
	2017	2016	2017	2016
Senior living revenue:
Independent and assisted living community revenue (owned) (3)	$23,872	$23,526	$47,575	$46,886
Independent and assisted living community revenue (leased) (3)	108,544	108,692	216,753	218,049
Continuing care retirement community revenue (leased)	97,709	97,784	196,891	196,605
Skilled nursing facility revenue (leased)	43,271	44,062	87,009	88,107
Other (4)	5,571	4,959	11,193	9,466
Total senior living revenue (owned and leased)	$278,967	$279,023	$559,421	$559,113

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned) (3)	$9,817	$9,842	$19,697	$19,603
Independent and assisted living community wages and benefits (leased) (3)	45,958	46,238	92,728	92,246
Continuing care retirement community wages and benefits (leased)	49,343	49,625	99,826	99,260
Skilled nursing facility wages and benefits (leased)	27,480	27,040	55,434	55,235
Other (4)	2,106	3,147	3,354	5,352
Total senior living wages and benefits (owned and leased)	$134,704	$135,892	$271,039	$271,696

Other senior living operating expenses:
Independent and assisted living community other operating expenses (owned) (3)	$6,350	$6,361	$12,758	$12,515
Independent and assisted living community other operating expenses (leased) (3)	27,715	27,301	54,795	53,375
Continuing care retirement community other operating expenses (leased)	26,523	25,363	52,588	50,534
Skilled nursing facility other operating expenses (leased)	12,609	11,147	24,525	22,650
Other (4)	1,397	1,762	3,215	2,601
Total senior living operating expenses (owned and leased)	$74,594	$71,934	$147,881	$141,675

(1)	Excludes data for managed communities and discontinued operations.

(2)
The number of owned and leased communities between January 1, 2016 and June 30, 2017 increased by one due to the leasing of two senior living communities in December 2016, partially offset by the sale in September 2016 of one leased community that was not classified as held for sale; separate comparable senior living community financial data is not presented because the differences between that data and the data for all owned and leased communities are not material to Five Star's operating results.

(3)	Data for both periods presents the seven communities that were sold as part of the June 2016 sale and leaseback transaction as leased.

(4)	Other senior living revenue and expenses primarily relate to rehabilitation and other specialty service revenues and expenses provided at owned and leased senior living communities.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
SENIOR LIVING OTHER OPERATING DATA(1)
(unaudited)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Independent and assisted living communities (owned):(2)
Number of communities (end of period)	26	26	26	26	26
Number of units (end of period)	2,703	2,703	2,703	2,703	2,703
Occupancy(3)	83.4%	83.6%	84.6%	83.5%	83.6%
Avg. monthly rate(4)	$3,427	$3,437	$3,346	$3,354	$3,390

Independent and assisted living communities (leased):(2)
Number of communities (end of period)	128	128	128	126	126
Number of units (end of period)	10,537	10,536	10,567	10,439	10,441
Occupancy(3)	84.6%	85.0%	85.4%	85.7%	86.6%
Avg. monthly rate(4)	$4,006	$4,016	$3,925	$3,942	$3,964

Continuing care retirement communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(5)	7,172	7,171	7,171	7,204	7,207
Occupancy(3)	81.8%	82.9%	82.8%	82.3%	82.3%
Avg. monthly rate(4)	$5,490	$5,562	$5,391	$5,366	$5,434

Skilled nursing facilities (leased):
Number of communities (end of period)	30	30	30	30	31
Number of units (end of period)(6)	2,602	2,601	2,601	2,601	2,601
Occupancy(3)	79.7%	79.8%	80.0%	80.2%	81.3%
Avg. monthly rate(4)	$6,973	$7,079	$6,977	$6,668	$6,783

Total senior living communities (owned and leased):
Number of communities (end of period)	215	215	215	213	214
Number of units (end of period)	23,014	23,011	23,042	22,947	22,952
Occupancy(3)	83.1%	83.6%	83.9%	83.8%	84.3%
Avg. monthly rate(4)	$4,715	$4,756	$4,639	$4,608	$4,657

Managed communities:
Number of communities (end of period)	68	68	68	63	62
Number of units (end of period)(7)	8,806	8,798	8,788	8,402	8,239
Occupancy(3)	85.7%	86.0%	86.6%	86.4%	86.7%
Avg. monthly rate(4)	$4,297	$4,322	$4,222	$4,207	$4,270

Other ancillary services:
Ageility physical therapy inpatient clinics (end of period)	47	48	48	48	49
Ageility physical therapy outpatient clinics (end of period)	85	80	76	76	71
Home health communities served (end of period)	13	18	16	16	16

(1)	Excludes data for discontinued operations.

(2)	Data for all periods presents the seven communities that were sold as part of the June 2016 sale and leaseback transaction as leased.

(3)	The calculation of occupancy includes only living units categorized as in service.

(4)
Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenues for senior living services divided by occupied units during the period, and multiplying it by 30 days.

(5)	Includes 1,916 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

(6)	Includes 69 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.

(7)	Includes 431 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUE(1)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Independent and assisted living communities (owned): (2)
Private and other sources	98.8%	98.6%	98.8%	98.9%
Medicaid	1.2%	1.4%	1.2%	1.1%
Total	100.0%	100.0%	100.0%	100.0%

Independent and assisted living communities (leased): (2)
Private and other sources	99.0%	99.1%	99.0%	99.0%
Medicaid	1.0%	0.9%	1.0%	1.0%
Total	100.0%	100.0%	100.0%	100.0%

Continuing care retirement communities (leased):
Private and other sources	74.1%	74.3%	73.5%	73.9%
Medicare	19.0%	19.0%	19.7%	19.4%
Medicaid	6.9%	6.7%	6.8%	6.7%
Total	100.0%	100.0%	100.0%	100.0%

Skilled nursing facilities (leased):
Private and other sources	21.9%	26.0%	23.0%	25.8%
Medicare	22.2%	20.8%	22.6%	20.8%
Medicaid	55.9%	53.2%	54.4%	53.4%
Total	100.0%	100.0%	100.0%	100.0%

Total senior living communities (owned and leased):
Private and other sources	77.7%	78.5%	77.6%	78.3%
Medicare	10.4%	10.1%	10.7%	10.3%
Medicaid	11.9%	11.4%	11.7%	11.4%
Total	100.0%	100.0%	100.0%	100.0%

(1)	Excludes data for managed communities and discontinued operations.

(2)	Data for both periods presents the seven communities that were sold as part of the June 2016 sale and leaseback transaction as leased.

(end)